THIS IS NOT A LETTER OF TRANSMITTAL

Offer to purchase up to 20,000,000 warrants of

Hammerhead Energy Inc. at a purchase price of US$1.00 per warrant

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF WARRANTS OF
HAMMERHEAD ENERGY INC.

PURSUANT TO THE OFFER TO PURCHASE

DATED APRIL 27, 2023

THE OFFER EXPIRES AT 5:00 P.M. (EASTERN DAYLIGHT TIME) ON JUNE 2, 2023, UNLESS THE
OFFER IS WITHDRAWN, EXTENDED OR VARIED (SUCH DATE AND TIME, AS THEY MAY BE
EXTENDED, THE "EXPIRATION DATE")

As set forth in the offer to purchase dated April 27, 2023 (the "Offer to Purchase") and the accompanying issuer bid circular (the "Circular") of Hammerhead Energy Inc. ("Hammerhead"), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender warrants to purchase Class A common shares (the "Warrants") of Hammerhead pursuant to Hammerhead's offer to purchase for cash up to US$20,000,000 in value of Warrants at a purchase price of US$1.00 per Warrant if a Warrantholder wishes to tender Warrants pursuant to the Offer (as defined below) and cannot deliver certificates for such Warrants, or the book-entry transfer procedures cannot be completed, prior to the Expiration Date, or time will not permit all required documents to reach Computershare Investor Services Inc. (the "Depositary"), as depositary, by the Expiration Date. This Notice of Guaranteed Delivery may be hand delivered, couriered or transmitted by e-mail transmission to the office of the Depositary as set forth below.

Offices of the Depositary, Computershare Investor Services Inc.

By Regular Mail

P.O. Box 7021

31 Adelaide Street East

Toronto, ON, M5C 3H2

Attention: Corporate Actions

By Hand, Registered Mail or Courier

8th Floor, 100 University Avenue

Toronto, ON M5J 2Y1

Attention: Corporate Actions

For Inquiries Only:

Toll Free (within North America): 1 (800) 564-6253

Telephone (outside North America): 1 (514) 982-7555

For E-mail Delivery of the Notice of Guarantee Delivery:

depositoryparticipant@computershare.com

TO: HAMMERHEAD ENERGY INC.

AND TO: COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via e-mail transmission, other than as set forth above, does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined herein), such signature must appear in Box H, "Signature Guarantee" in the Letter of Transmittal.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase and Circular that accompanies this Notice of Guaranteed Delivery.

The undersigned hereby tenders to Hammerhead, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular, the related Letter of Transmittal and this Notice of Guaranteed Delivery (which together constitute the "Offer''), receipt of which is hereby acknowledged, the number of Warrants indicated below pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase, "Procedure for Tendering Warrants".

Number of Warrants tendered pursuant to the Offer by this Notice of Guaranteed Delivery: ___________

DO NOT SEND WARRANT CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES FOR WARRANTS MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Eligible Institution which completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal and certificates for Warrants, or (ii) in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Warrants held in CDS) or an Agent's Message (in the case of Warrants held in DTC), to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned understands and acknowledges that payment for Warrants tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificate(s) for such Warrants, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Warrants held in CDS) or an Agent's Message (in the case of Warrants held in DTC), relating to such Warrants, with the signatures guaranteed if required, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Eastern Daylight Time) on or before the second trading day on the Toronto Stock Exchange (the "TSX") and the Nasdaq Stock Market LLC (the "Nasdaq") after the Expiration Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by Hammerhead or the Depositary to persons tendering Warrants regardless of any delay in making payment for any Warrants or otherwise, including any delay in making payment to any person using the guaranteed delivery procedures, and that payment for Warrants tendered pursuant to the guaranteed delivery procedures will be the same as that for Warrants delivered to the Depositary on or prior to the Expiration Date, even if the Warrants to be delivered pursuant to the guaranteed delivery procedures set forth in Section 5 of the Offer to Purchase under "Procedure for Tendering Warrants", are not so delivered to the Depositary at such date and, therefore, payment by the Depositary on account of such Warrants is not made until after the date the payment for the tendered Warrants accepted for payment pursuant to the Offer is to be made by Hammerhead.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

WARRANTHOLDER SIGNATURE(S)

Dated: ________________	Telephone (Business Hours): ________________	Signature: ________________________________

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an "Eligible Institution"), guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Warrants tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Warrants held in CDS)  or an Agent's Message (in the case of Warrants held in DTC), and any other required documents, before 5:00 p.m. (Eastern Daylight Time), on or before the second trading day on the TSX and Nasdaq after the Expiration Date. As used herein, a "trading day" means a day on which trading occurs on the TSX and Nasdaq.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the tendered Warrants to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm ____________________________________________	Authorized Signature(s) _________________________________
Address of Firm __________________________________________	Name ________________________________________________
_________________________________________________________	(Please type or print)
_________________________________________________________	Title _________________________________________________
_________________________________________________________	Dated ________________________________________________
Postal Code or Zip Code ____________________________________
Area Code and Tel. No. ____________________________________

The tender information specified in this Notice of Guaranteed Delivery will, in all circumstances, take precedence over any inconsistent tender information that is specified in any related Letter of Transmittal that is subsequently deposited.

BOX A
ODD LOTS
(See Instruction 6 in the Letter of Transmittal)

To be completed ONLY if Warrants are being tendered by or on behalf of persons beneficially owning an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date.

The undersigned either (check one):

☐ will be the beneficial owner of an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date, all of which are tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Warrants with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Warrants as of the close of business on the Expiration Date and is tendering all such Warrants.